Exhibit 10.2
SECOND AMENDMENT TO LEASE
I. PARTIES AND DATE.
     This Second Amendment to Lease (the “Amendment”) dated April 21, 2010, is by and between THE IRVINE COMPANY LLC, a Delaware limited liability company (“Landlord”), and LOCAL.COM CORPORATION, a Delaware corporation (“Tenant”) as successor-in-interest to Interchange Corporation, a Delaware corporation (“Original Tenant”).
II. RECITALS.
     On March 18, 2005, Landlord and Original Tenant entered into a lease (“Lease”) for space in a building located at 1G Technology Drive, Irvine, California (the “1G Technology Premises”), which lease was amended by a First Amendment to Lease dated April 21, 2010 (the “First Amendment”). The foregoing lease, as so amended, is hereinafter referred to as the “Lease”.
     Landlord and Tenant each desire to modify the Lease to make such other modifications as are set forth in “III. MODIFICATIONS” next below.
III. MODIFICATIONS.
     A. Basic Lease Provisions. The Basic Lease Provisions are hereby amended as follows:
1. Item 9 is hereby deleted in its entirety and substituted therefor shall be the following:
“9. Security Deposit: $46,449.00”
     B. Security Deposit. Concurrently with Tenant’s delivery of this Amendment, Tenant shall deposit with Landlord the amount of Forty Six Thousand Four Hundred Forty-Nine Dollars ($46,449.00) (the “Security Deposit”), to be held by Landlord as security for the full and faithful performance of Tenant’s obligations under the Lease as amended by this Amendment, to pay any rental sums, including without limitation such additional rent as may be owing under any provision of the Lease as amended by this Amendment, and to maintain the Premises as required by Sections 7.1 and 15.3 or any other provision of the Lease. Upon any breach of the foregoing obligations by Tenant, Landlord may apply all or part of the Security Deposit as full or partial compensation. If any portion of the Security Deposit is so applied, Tenant shall within 5 business days after written demand by Landlord deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. In no event may Tenant utilize all or any portion of the Security Deposit as a payment toward any rental sum due under this Lease. Any unapplied balance of the Security Deposit shall be returned to Tenant or, at Landlord’s option, to the last assignee of Tenant’s interest in the Lease within 30 days following the termination of this Lease and Tenant’s vacation of the Premises. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor laws now or hereafter in effect, in connection with Landlord’s application of the Security Deposit to prospective rent that would have been payable by Tenant but for the early termination due to Tenant’s Default (as defined herein).
     C. Letter of Credit. The provisions of Section 4.3 of the Lease (as amended by the provisions of Section III.E of the First Amendment) are hereby deleted in their entirety and shall have no further force or effect. Not later than 7 business days following the execution and delivery of this Amendment together with the cash Security Deposit (defined in Section III.E above), Landlord shall release and fully exonerate the existing Letter of Credit it currently holds in the amount of $35,338.00.

IV. GENERAL.
     A. Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.
     B. Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in “III. MODIFICATIONS” above and can be changed only by a writing signed by Landlord and Tenant.
     C. Counterparts. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.
     D. Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.
     E. Corporate and Partnership Authority. If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.
V. EXECUTION.
     Landlord and Tenant executed this Amendment on the date as set forth in “I. PARTIES AND DATE.” above.

LANDLORD:		TENANT:

THE IRVINE COMPANY LLC		LOCAL.COM CORPORATION,
a Delaware limited liability company		a Delaware corporation

By	/s/ Steven M. Case	By	/s/ Brenda Agius

	Steven M. Case, Executive Vice President		Name	Brenda Agius
	Office Properties		Title	Chief Financial Officer

By	/s/ Holly McManus	By	/s/ Stanley B. Crair

	Holly McManus, Vice President		Name	Stanley B. Crair
	Operations, Office Properties		Title	President and Chief Operating Officer

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